UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2025

KALA BIO, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38150	27-0604595
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1167 Massachusetts Avenue

Arlington, MA 02476

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (781) 996-5252

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	KALA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On July 9, 2025, KALA BIO, Inc. (the “Company”) announced the completion of patient enrollment in the CHASE (Corneal Healing After SEcretome therapy) Phase 2b clinical trial evaluating KPI-012, a human mesenchymal stem cell secretome, for the treatment of persistent corneal epithelial defect (“PCED”).

The CHASE Phase 2b trial is a multicenter, randomized, double-masked, vehicle-controlled, parallel-group study to evaluate the safety and efficacy of two doses of KPI-012 ophthalmic solution (3 U/mL and 1 U/mL) versus vehicle dosed topically QID for 56 days. The CHASE trial randomized 79 patients across 37 sites in the United States and Latin America with verified PCEDs at baseline that will be eligible for inclusion in the primary efficacy analysis. The primary endpoint is complete healing of PCED as measured by corneal fluorescein staining photographs analyzed by a masked central reading center.

The Company expects to report topline data from the CHASE trial in the third quarter of 2025. Contingent on positive results and subject to discussion with regulatory authorities, the Company believes the CHASE trial could potentially serve as a pivotal trial required to support the submission of a Biologics License Application (“BLA”) to U.S. Food and Drug Administration (“FDA”).

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties. Any statements in this Form 8-K about the Company’s future expectations, plans and prospects, including but not limited to statements about the Company’s expectations with respect to potential advantages of KPI-012 and its MSC-S platform; the clinical utility of KPI-012 for PCED; anticipated timelines to report topline data for the CHASE Phase 2b clinical trial of KPI-012; the Company’s belief that the CHASE Phase 2b trial could serve as the first of two pivotal trials required to support the submission of a BLA to the FDA; the Company’s plans to pursue research and development of KPI-012 and its MSC-S platform for other indications; and other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “likely,” “will,” “would,” “could,” “should,” “continue,” and similar expressions constitute forward-looking statements. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: market conditions; uncertainties regarding availability and timing of data from clinical trials; whether results of early clinical trials or trials in different disease indications will be indicative of the results of ongoing or future trials; whether results of the Phase 1b clinical trial of KPI-012 will be indicative of results for any future clinical trials and studies of KPI-012, including the CHASE trial; whether interim data from a clinical trial will be predictive of the results of the trial; uncertainties associated with regulatory review of clinical trials and applications for marketing approvals; and other factors discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K, most recently filed Quarterly Report on Form 10-Q and other filings the Company makes with the Securities and Exchange Commission. These forward-looking statements represent the Company’s views as of the date of this Form 8-K and should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof. The Company does not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KALA BIO, INC.

Date: July 9, 2025	By:	/s/ Mary Reumuth
Mary Reumuth
Chief Financial Officer and Corporate Secretary